Exhibit 99.2

LETTER TO STOCKHOLDERS ISSUED BY DIAMONDBACK ENERGY, INC.

Midland, TX (February 23, 2026)

Diamondback Stockholders,

This letter is meant to be a supplement to our earnings release and is being furnished to the Securities and Exchange Commission (SEC) and released to our stockholders simultaneously with our earnings release. Please see the information regarding forward-looking statements and non-GAAP financial information included at the end of this letter.

Before we begin, I would like to thank all the American oilfield workers who braved Winter Storm Fern to keep oil and natural gas flowing, often in brutal conditions and around the clock. American oilfield workers do not get enough credit for what they do for this industry and this country, so thank you today from all of us at Diamondback.

2025: Year in Review
We described 2024 as a transformational year as we roughly doubled the size of the organization by merging with Endeavor. In 2025, we converted that step-change in scale into executional excellence. We drilled 463 wells utilizing an average of 15 drilling rigs. Just two years ago, we would have needed around 22 rigs to drill that many wells, a testament to the efficiencies gained throughout the organization. Additionally, we completed 503 wells at an average lateral length of over 12,100 feet.

During the year, our operational teams broke multiple records and delivered significant improvements in speed, consistency and capital efficiency. We drilled longer wells faster and cheaper than ever before. Average spud to total depth ("TD") time was reduced to close to eight days, our fastest 15,000 foot lateral well was drilled in under six days and our longest well to date was drilled at over 31,000 feet TD. On the completions side, we advanced our e-fleet simulfrac program and introduced continuous pumping which has enabled us to consistently complete more than 4,500 lateral feet per day on average, with recent daily records exceeding 5,500 feet. These efficiency gains should be seen as permanent, translating directly to higher stockholder value.

All in, we generated daily average production of 497.2 MBO/d (921.0 MBOE/d, 54% oil) with cash capital expenditures of $3.5 billion. This translated to $8.8 billion of net cash provided by operating activities and Adjusted Free Cash Flow of $5.9 billion, equating to a 39% reinvestment ratio. Despite significant macro headwinds with crude prices down approximately 15% year over year, we were able to grow operating cash flow per share by 1%, grow Adjusted Free Cash Flow per share by 9% and repurchase nearly 5% of our shares outstanding, a testament to our asset quality, cost structure and the resiliency of the new low reinvestment rate, high return shale business model.

Macro Update
Keeping with our now long‑standing “stoplight” framework, we continue to view the current macro backdrop as a “yellow light” scenario, but the “red light” scenario seems less apparent than it did over the last three quarters of 2025. The wave of oversupply that has been widely telegraphed for the better part of the last two years continues to get pushed to the right - at some point the market will slowly begin to find reasons to be less bearish as demand is strong and the global economy is growing. Therefore, we remain positioned with ultimate flexibility: we have the inventory depth and operational capacity to accelerate activity quickly if the market tightens and we also retain the flexibility to moderate activity if conditions significantly soften from current levels.

2026 Guidance and Outlook
Given the uncertain outlook for 2026 oil prices, we are going to continue to focus on what we can control. Consistent with our prior communication, we will target an industry‑leading oil price breakeven by continuing to increase efficiencies, lower costs and use Free Cash Flow to shrink our share count and net debt.

Therefore, our 2026 plan is to keep activity and production flat relative to our 4Q25 levels (adjusted for the impact of Viper's non‑Permian asset divestiture), with production guidance of 500 - 510 MBO/d (926 - 962 MBOE/d). On capital, we are maintaining a disciplined program with total cash capital expenditures of $3.6 - $3.9 billion. This capital plan includes almost $150 million of what we would define as more experimental or exploration type capital that could unlock significant resource and upside to our existing asset base.

Resource Expansion
As the US shale industry matures and the best resource is consumed, it is going to be imperative that Diamondback maintains its advantage on inventory quality and duration relative to peers, as we see this as a key driver of long-term value creation in the space.

We have traditionally expanded our inventory through acquisitions and will continue to look for opportunities that compete for capital within our existing portfolio. But, as those opportunities seem fewer and further between after years of heavy consolidation in the Permian, we have started to spend more and more time and capital on secondary zone development in the Midland Basin. We started a couple of years ago by adding the Upper Spraberry and Wolfcamp D to our primary development strategy in areas where acreage is prospective. Recently, we have begun to meaningfully test the deepest development zones in the Midland Basin, the Barnett and Woodford shales.

A few years ago, we partnered with Double Eagle to expand our position in the emerging Barnett and Woodford play. As of today, we have secured rights to nearly 200,000 acres in what we see as some of the best resource in the play. Using today’s spacing assumptions, this translates to the addition of approximately 900 gross and 600 net high-quality Barnett and Woodford locations to our portfolio.

To date, we have drilled and completed 24 Barnett and Woodford wells and are very pleased with the results, some of which we have detailed in our investor deck this quarter. These results show successful and economic delineation of the Barnett and Woodford zones across a large portion of the Midland Basin. Building on this momentum, we plan to allocate nearly $125 million of our 2026 total capital budget to this emerging zone as it becomes a core part of our development plan. We are currently drilling these delineation wells for ~$1,000 per lateral foot today, and we are confident that as we move to full-scale development we can cut well costs by at least 20% to improve returns.

More broadly, we view this as one example of the embedded upside within the Company. We are also testing ways to increase total recoveries using surfactants and other enhanced oil recovery methods. We invested approximately $30 million in late 2025 on a pilot project testing 60 wells with surfactants. These results have been positive, and we expect to build on our learnings with more testing planned this year. As investors have seen throughout our Company’s history, we have a culture of continuous improvement where operations and execution have trended better over time, and we would expect nothing less here. We look forward to continuing to update our investors on these exciting developments.

Fourth Quarter 2025 Operational Performance
We delivered a strong fourth quarter, averaging 513 MBO/d of oil production, which landed near the high end of our 505 - 515 MBO/d guidance range.

As forecasted in last quarter’s letter, capital spending increased to $943 million for the quarter, within our $875 - $975 million guidance range. This increase was directly related to activity recovering from second quarter lows, and we expect to generally maintain these activity levels throughout 2026.

On the cash operating expense front, costs were relatively flat both year-over-year and quarter-over-quarter. As expected, the biggest shift quarter over quarter was an increase in lease operating expense (“LOE”) following the close of our Environmental Disposal Systems (“EDS”) sale to Deep Blue for approximately $694 million of upfront cash proceeds. This increased LOE by approximately $0.30 per BOE to $5.91 per BOE. Going forward, we expect LOE to reset in the $5.90 - $6.40 range to account for higher disposal costs as well as higher power costs.

Fourth Quarter 2025 Financial Performance
In the fourth quarter, we generated $2.3 billion in net cash from operating activities, which translated into $1.0 billion of Free Cash Flow and $1.2 billion of Adjusted Free Cash Flow.

We recorded a $3.7 billion non-cash impairment at the end of 2025. Under full cost accounting, we perform a quarterly ceiling test comparing the carrying value of our proved properties to SEC reserve values based on trailing twelve-month prices. In 2025, oil prices were down sharply and several large acquisitions (such as Endeavor) were initially recorded in a higher stock and commodity price environment where closing price assumptions were ~19% higher than those used for year-end 2025 reserves. This impairment is non-cash, lowering net income, but was not a result of anything other than commodity price impact. Importantly, we remain conservative in booking our proved undeveloped reserves, and this impairment does not change the fact that we have a significant inventory of high-quality undeveloped locations that are not reflected in SEC reserve values today.

Return of Capital
Our commitment to stockholder returns remains steadfast, and our Board approved an increase to our quarterly base dividend to $1.05 per share beginning with the fourth quarter declaration (payable in March 2026), up 5% from $1.00 per share prior. Our base dividend is up 8.4x since we began paying a dividend in 2018.

Throughout 2025, one theme we heard consistently was the perceived share overhang associated with shares held by our largest stockholder. While we never saw this as an issue, we took market feedback seriously and moved quickly to create an orderly, transparent path for liquidity that aligns with our existing capital return framework. Specifically, on November 28, 2025, Diamondback entered into a letter agreement with SGF FANG Holdings, LP (“SGF”) that provides SGF the right (but not the obligation) to sell up to 3.00 million shares per calendar quarter directly to Diamondback through December 31, 2026. This structure allows us to quickly and efficiently execute repurchases, and we have now executed three trades with SGF since November, buying back 4.00 million shares so far.

In 2025 we leaned into share repurchases as our largest form of return of capital. We were able to repurchase more than 13.84 million shares or approximately 5% of beginning shares outstanding, for $2.0 billion at a weighted-average price of $145.26 per share. In 2025, we repurchased more shares than we did in 2024 and 2023 combined, demonstrating our conviction to be aggressive buyers of our own stock when we see a meaningful dislocation relative to our internal view of value. We expect to continue to be aggressive buyers of our stock until commodity prices recover.

Asset Sales and Balance Sheet
In the fourth quarter, we generated approximately $1.2 billion of proceeds from the sales of EDS and our interest in the EPIC Crude pipeline. Together with Free Cash Flow generation, we paid down $950 million of our outstanding term loan and repurchased $203 million of aggregate principal of our 2051 and 2052 senior notes for $167 million (82.3% of par).

Quarter-over-quarter, consolidated gross debt decreased by $1.8 billion and consolidated net debt decreased by roughly $1.3 billion. We ended the quarter with consolidated gross debt of approximately $14.7 billion and consolidated net debt of $14.6 billion.

We have already made additional progress on debt reduction in 2026. Viper closed the sale of its non‑Permian assets in February and received total net proceeds of $617 million. Consistent with our capital allocation priorities and focus on balance sheet strength, those proceeds were immediately deployed to fully repay Viper’s $500 million term loan due 2027 and fully pay down the outstanding balance on its revolving credit facility.

Natural Gas and WAHA
Our investors deserve a better return on Diamondback’s gas molecules than they are getting today. In the fourth quarter, pipeline maintenance severely constrained Permian gas egress, widening basis and pressuring WAHA pricing. While gas is a modest contributor to our consolidated revenue today, we expect it to grow in the coming years.

Therefore, we have worked to diversify our pricing exposure and control more of our gas molecules further downstream, just as we did with our oil production years ago. Today, we have ~350,000 MMBtu/d of long-haul pipeline commitments, with ~70% of our current gas volumes tied to WAHA pricing. Looking ahead, we expect a meaningful Permian gas de-bottleneck to begin later this year as a wave of new pipeline capacity comes online. We expect our long-haul gas pipeline commitments to increase to ~800,000 MMBtu/d as these new pipelines become operational. As a result, we will have gas molecules priced at multiple different end points providing optionality and upside to realized pricing that should translate to an improved bottom line.

Closing
In closing, Diamondback continues to push the limits of operational efficiency in the field, which translates to improved stockholder value. As you can see, we are working on all facets of our business to improve returns and position the Company for long-term success no matter what conditions the macro environment throws at us.

Thank you for your interest in Diamondback Energy.

Sincerely,

Kaes Van't Hof
Chief Executive Officer and Director

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com

Forward-Looking Statements:

This letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions (including the Endeavor merger, the Double Eagle acquisition, the 2025 drop down and the Sitio acquisition recently completed by Diamondback's subsidiary, Viper Energy, Inc., and other acquisitions, divestitures or reorganizations); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this letter, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Diamondback are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: geopolitics and market conditions, including changes in supply and demand levels for oil, natural gas and natural gas liquids and the resulting impact on the price for those commodities; changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers and any resulting trade tensions; actions taken by the members of OPEC and its non-OPEC allies (OPEC+) affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments; changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates, inflation rates, and instability in the financial sector; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change, changing political and social perspectives on climate change and other ESG factors, and risks from our publicly disclosed targets related to sustainability and emissions reduction initiatives; challenges in developing our existing leasehold acreage and finding, developing or acquiring additional reserves; restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water disposal well permits recently imposed by the Texas Railroad Commission in an effort to control induced seismicity in the Permian Basin; significant declines in prices for oil, natural gas, or natural gas liquids, which could require recognition of significant impairment charges; conditions in the capital, financial and credit markets, including the availability and pricing of capital for acquisitions, exploration and development operations; challenges with employee retention and an increasingly competitive labor market; changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services; changes in safety, health, environmental, tax and other regulations or requirements (including those addressing air emissions, water management, or the impact of global climate change); security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or from breaches of information technology systems of third parties with whom we transact business; lack of, or disruption in, access to adequate and reliable electrical power, internet and telecommunication infrastructure, information and computer systems, transportation, processing, storage and other facilities for our oil, natural gas and natural gas liquids; failures or delays in achieving expected reserve or production levels from existing and future oil and natural gas developments, including due to operating hazards, drilling risks, or the inherent uncertainties in predicting reserve and reservoir performance; inability to keep pace with technological developments in our industry; failure to meet our obligations under our oil purchase contracts; loss of one or more customers or their inability to meet their obligations; geographical concentration of our primary operations; risks from our return of capital commitment, and uncertainties over our future dividends and share repurchases; difficulty in obtaining necessary approvals and permits; severe weather conditions and natural disasters; changes in the financial strength of counterparties to our credit facilities and hedging contracts; our substantial indebtedness and restrictions to our operating and financial flexibility; changes in our credit rating; failure to identify, complete and successfully integrate acquisitions, including the recently completed Double Eagle Acquisition and Viper’s Sitio Acquisition; the Endeavor stockholders’ ability to significantly influence our business and potential conflicts of interest; and other risks described in Part I, Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 26, 2025, and those risks disclosed in its subsequent filings on Forms 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this letter or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Non-GAAP Financial Measures

This letter includes financial information not prepared in conformity with generally accepted accounting principles (GAAP), such as Free Cash Flow, Adjusted Free Cash Flow, Adjusted Free Cash Flow per share and net debt. The non-GAAP information should be considered by the reader in addition to, but not instead of, financial information prepared in accordance with GAAP. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable GAAP financial measures can be found in Diamondback's quarterly results, which are posted on Diamondback's website at www.diamondbackenergy.com/investors and included as Exhibit 99.1 to the Current Report on Form 8-K filed by Diamondback with the SEC that also includes this letter as Exhibit 99.2. Furthermore, this letter includes or references certain forward-looking, non-GAAP financial measures. Because Diamondback provides these measures on a forward-looking basis, it cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP financial measures, such as future impairments and future changes in working capital. Accordingly, Diamondback is unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures. Diamondback believes that these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing Diamondback's forecasted financial performance to the forecasted financial performance of other companies in the industry.